UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2007
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 North 87th Street
Scottsdale, Arizona	85260-3649
(Address of principal executive offices)	(Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
     On November 7, 2007, the Compensation Committee of the Board of Directors of JDA Software Group, Inc. (“JDA”) approved a modification to its compensation program for non-employee directors to add grants of restricted stock. Under the modified program, JDA will automatically issue, effective on the date of JDA’s annual stockholder meeting, 2,000 fully vested shares of restricted stock under the JDA Software Group, Inc.’s 2005 Performance Incentive Plan to each non-employee director. The description of this modified program is qualified in its entirety by the modified program attached as an exhibit to this Form 8-K.
Item 8.01  Other Events
     On November 26, 2007, JDA approved a Rule 10b5-1 written trading plan of Mr. James D. Armstrong, the Chairman of the Board of Directors of JDA (the “Plan”). Pursuant to the Plan, Credit Suisse Securities (USA) LLC is authorized to sell on behalf of Mr. Armstrong up to 65,000 shares of JDA’s common stock held by Mr. Armstrong. Under the Plan, portions of the shares may be sold any time JDA’s common stock achieves certain prearranged minimum prices and may take place beginning on December 1, 2007 and ending on December 1, 2008 or the sale of a total of 65,000 shares, whichever occurs first, unless sooner terminated. Mr. Armstrong will have no control over the timing of any sales under the Plan, and there can be no assurance that the shares covered by the Plan actually will be sold. Mr. Armstrong entered into the Plan in order to diversify his financial holdings, although he will continue to have a significant ownership interest in JDA. The Plan replaced in its entirety Mr. Armstrong’s previously adopted amended and restated stock trading plan dated January 27, 2005 pursuant to which Credit Suisse First Boston LLC was authorized to sell up to 250,000 shares of JDA’s common stock held by Mr. Armstrong until November 30, 2009 or the sale of a total of 250,000 shares, unless sooner terminated. Mr. Armstrong and Credit Suisse First Boston LLC terminated this old trading plan effective on November 16, 2007.
     The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and JDA’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time. A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information in order to, among other things, avoid concerns about initiating stock transactions while in possession of material nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under a plan from being executed.
     Transactions made under the Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, JDA does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Mr. Armstrong, nor to report modifications or terminations of the Plan or the trading plan of any other individual. The trading thresholds in the plan were established solely by Mr. Armstrong and do not reflect the views of JDA or its management regarding likely or possible trading levels during the term of the plan.
Item 9.01  Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Non-Employee Director Compensation Program, as modified.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: November 29, 2007
	By:	/s/ Kristen L. Magnuson
Kristen L. Magnuson
Executive Vice President and Chief Financial Officer